EXHIBIT 23

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 dated July 11, 1996 (Registration No. 333-09139) and dated December 23, 1999 (Registration No. 333-03503) of our report dated August 21, 2001, relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey

October 2, 2001